EXHIBIT 10(c)

                              STANDSTILL AGREEMENT

                  THIS STANDSTILL AGREEMENT (the "Agreement") is made and entered into as of the 22nd day of August, 1997, by and between BIG SMITH BRANDS, INC. (formerly known as Gemini Marketing Associates, Inc.), a Delaware corporation ("Borrower") and MERCANTILE BUSINESS CREDIT, INC., a Missouri corporation ("Lender").

                                   WITNESSETH:

                  WHEREAS, Borrower is presently in default under that certain Loan and Security Agreement dated June 25, 1992, as amended by that certain First Amendment to Loan and Security Agreement dated June 14, 1993, that certain Second Amendment to Loan and Security Agreement dated December 23, 1993, that certain Third Amendment to Loan and Security Agreement dated April 4, 1994, that certain Fourth Amendment to Loan and Security Agreement dated as of October 14, 1994, that certain Fifth Amendment to Loan and Security Agreement dated as of November 4, 1994, that certain Sixth Amendment to Loan and Security Agreement dated as of December 15, 1994, which Sixth Amendment was modified by that certain letter agreement dated February 3, 1995, that certain Seventh Amendment to Loan and Security Agreement dated June 30, 1995, that certain Eighth Amendment to Loan and Security Agreement dated May 28, 1996, that certain default letter dated December 4, 1996, that certain default letter dated April 24, 1997 and that certain default letter dated July 18, 1997 (as so amended, the "Loan Agreement"; and

                  WHEREAS, as of the close of business on August 21, 1997, the total indebtedness owing by Borrower to Lender under the Loan Agreement is $4,545,561.54; and

                  WHEREAS,  pursuant to the terms of (1) the Loan Agreement, and
(ii) that certain Trademark Collateral Assignment and Security Agreement dated as of January 24, 1995 and executed by Borrower in favor of Lender and filed with the U.S. Patent and Trademark office on March 14, 1995 (the "Trademark Assignment," Lender retains a first priority security interest in all of
Borrower's now owned and/or hereafter arising, created or acquired accounts receivable, inventory and general intangibles (including, but not limited to, trademarks and trademark rights) to secure Borrower's payment of the indebtedness owing to Lender under the Loan Agreement (the "Indebtedness"); and

                  WHEREAS, pursuant to the terms of that certain Security Agreement - Equipment executed by Borrower in favor of Lender (the "Equipment Security Agreement"), Lender retains a security interest in all of Borrower's now owned and/or hereafter arising, created or acquired equipment to secure Borrower's payment of the Indebtedness; and

                  WHEREAS, pursuant to the terms of that certain Deed of Trust dated as of April 30, 1997 and executed by Borrower in favor of Paul J. Piechowski, as trustee for Lender and recorded in Jasper County, Missouri in Book 1532, Page 0716 (the "Deed of Trust"), Lender has a lien on certain real estate and improvements thereon owned by Borrower and located in Carthage, Missouri (the "Real Estate") to secure Borrower's payment of the Indebtedness;

                  WHEREAS, as a result of Borrower's defaults under the Loan Agreement, Borrower acknowledges that Lender may accelerate the Indebtedness and exercise all of its remedies under the Loan Agreement, the Trademark Assignment, the Equipment Security and the Deed of Trust (collectively, the "Loan Documents"), and as otherwise provided by law; and

                  WHEREAS, Borrower has requested Lender to forebear from enforcing its rights against Borrower or its assets for a certain period of time and on certain conditions, as set forth herein; and

                  WHEREAS, Lender is willing to forebear in the enforcement of its rights against Borrower and its assets, provided that such forbearance is on the following terms and conditions and provided further that, except as expressly provided below, such forbearance does not waive or otherwise prejudice the rights of Lender;

                  NOW THEREFORE, in consideration of the premises and the covenants and agreements contained herein, the parties hereto agree as follows:

                  1. Terms of Standstill. During the "Standstill Period" (as defined in Paragraph 2 hereof), the parties agree to act in accordance with the following provisions:

                    (a)  Amendments to Loan Agreement

                         (i) The following definitions of "Eligible Outlet Store
Inventory" and "Eligible Cap and Tee Shirt Inventory" are hereby added to Paragraph 1.1 of the Loan Agreement as Paragraphs (QQ) and (RR):

                    "QQ) `Eligible Outlet Store Inventory' shall have the meaning assigned thereto in Paragraph 6.1 hereof.

                    (RR) `Eligible Cap and Tee Shirt Inventory' shall have the meaning assigned thereto in Paragraph 6.1 hereof."

                         (ii)  Paragraph  2.5 of the Loan  Agreement  is  hereby
deleted in its entirety and the following substituted in lieu thereof.

                    "2.5 Notwithstanding anything contained in this Agreement to the contrary, (a) the principal portion of Borrower's Liabilities outstanding at any one time prior to November 7, 1997 shall not exceed $5,500,000; (b) the principal portion of Borrower's Liabilities outstanding at any one time on and after November 7, 1997 shall not exceed $5,000,000; and (c) the principal portion of Borrower's Liabilities outstanding at any one time and arising solely under Paragraph 3.2 below with respect to advances against Eligible Cap and Tee Shirt Inventory shall not exceed $100,000. Lender in its sole and absolute discretion may at any time and from time to time, suspend the restrictions imposed in this Paragraph."

                         (iii)  Paragraph  3.2 of the Loan  Agreement  is hereby
deleted in its entirety and the following substituted in lieu thereof:

               "Provided no Event of Default or Unmatured Event of Default shall then exist or be created thereby, Lender shall loan to Borrower, upon Borrower's execution and delivery to Lender of an initial Designation of Inventory, the sum of up to (i) Thirty-Five Percent (35%) of the "value" (hereinafter defined) therein described of then existing and owned Eligible Raw Materials Inventory, plus (ii) Sixty-Five Percent (65%) of the value therein described of then existing and owned Eligible Finished Goods Inventory, plus (iii) Thirty Percent (30%) of the value therein described of then existing and owned Eligible Outlet Store Inventory, plus (iv) Fifty Percent (50%) of the value therein described of then existing and owned Eligible Cap and Tee Shirt Inventory and upon Borrower's execution and delivery to Lender of each subsequent Designation of Inventory, the sum of up to (i) Thirty-Five Percent (35%) of the value therein described of then existing and owned Eligible Raw Materials Inventory, (ii) Sixty-Five Percent (65%) of the value therein described of then existing and owned Eligible Finished Goods Inventory, (iii) Thirty Percent (30%) of the value therein described of then existing and owned Eligible Outlet Store Inventory and (iv) Fifty Percent (50%) of the value therein described of then existing and owned Eligible Cap and Tee Shirt Inventory, less a sum of money equal to the portion of Borrower's Liabilities consisting of principal then owed by Borrower to Lender on account of loans theretofore made pursuant to this paragraph 3.2. The "value" of Inventory shall mean the lesser of (a) Borrower's cost therefor, determined on a first-in, first-out basis, or (b) the wholesale market value thereof; less, in either case, any portion o Borrower's corporate overhead which is attributed thereto. Lender reserves the right, at any time or times hereafter during which any Event of Default shall exist, in its sole and absolute discretion, to reduce the percentage advance rates specified in this Paragraph 3.2. Notwithstanding anything in this Paragraph
               3.2 to the contrary, Lender may at any time and from time to time, in Lender's solo and absolute discretion, loan to Borrower more than the above stated percentages of the value of Eligible Raw Materials Inventory, Eligible Finished Goods Inventory, Eligible Outlet Store Inventory and/or Eligible Cap and Tee Shirt Inventory, without notice to Borrower or any other Obligor; provided, however, that no such over-advance shall establish a custom or course of dealing or entitle Borrower to any subsequent over-advance under the same or different circumstances."

               On account of Borrower's use and/or consumption of inventory in the ordinary course of its business and in generating and/or creating Accounts, Borrower hereby irrevocably authorizes and directs Lender in its sole and absolute discretion, to deduct from each of the loans made by Lender pursuant to Paragraph 3.1 above, an amount of monies equal to the loans previously made against such Inventory used to create the Accounts and to apply the same to that portion of Borrower's Liabilities consisting of principal owed by Borrower to Lender on account of loans made by Lender to Borrower pursuant to this Paragraph 3.2.

                         (iv)  Paragraph 3.3 of the Agreement is hereby  deleted
in its entirety.

                         (v) Paragraph 3.1(o) of the Agreement is hereby deleted
in its entirety.

                         (vi)  Paragraphs 6.1, 6.2 and 6.3 of the Loan Agreement
are hereby deleted in their entirety and the following substituted in lieu thereof:

                    "6.1  `Eligible  Raw  Materials  Inventory'  shall mean that portion of Inventory which: (a) consists of raw materials, except the following: boxes, buttons, rivets, cuffs, eyelets, hangers, hangtags, jean labels, pocket flashers, size labels, sew in labels and thread; (b) does not violate the negative covenants and provisions of this Article and does satisfy the positive covenants and provisions of this Article; (c) is not obsolete; and (d) Lender has in good faith determined, in accordance with Lender's customary business practices, is not unacceptable due to age, type, category and/or quantity. `Eligible Finished Goods Inventory' shall mean that portion of Inventory which: (a) consists of finished goods except the following: (i) irregulars and seconds; (ii) aprons; (iii) caps; (iv) outlet store inventory; and (v) tee shirts; (b) does not violate the negative covenants and provisions of this Article and does satisfy the positive covenants and provisions of this Article; (c) is not obsolete; and (d) Lender has in good faith determined, in accordance with Lender's customary business practices, is not unacceptable due to age, type, category and/or quantity. `Eligible Outlet Store Inventory' shall mean that portion of Inventory which is held for sale at Borrower's retail outlet stores except the following: (a) irregulars and seconds; (b) does not violate the negative covenants and provisions of this Article and does satisfy the positive covenants and provisions of this article; (c) is not obsolete; and (d) Lender has in good faith determined, in accordance with Lender's customary business practices is not unacceptable due to age, type, category and/or quantity. `Eligible Cap and Tee Shirt Inventory' shall mean caps and tee shirts except the following: (a) those held for sale at Borrower's retail outlet stores; (b) irregulars and seconds; (c) does not violate the negative covenants and provisions of this Article and does satisfy the positive covenants and provisions of this Article; (d) is not obsolete; and (e) Lender has in good faith determined, in accordance with Lender's customary business practices is not unacceptable due to age, type, category and/or quantity. `Eligible Inventory' shall mean that portion of Inventory which consists of Eligible Finished Goods Inventory, Eligible Outlet Store Inventory and Eligible Cap and Tee Shirt Inventory. Borrower represents and warrants to, and covenants and agrees with, Lender that (i) the value of Eligible Raw Materials Inventory is now and shall at all times hereafter be at least

               Two Hundred Eighty-Six Percent (286%) of the then principal portion of Borrower's Liabilities represented by loans made by Lender to Borrower against Eligible Raw Materials Inventory pursuant to Paragraph 3.2 hereof, (ii) the value of Eligible Finished Goods Inventory is now and shall at all times hereafter be at least One Hundred Fifty-Four Percent (154%) of the then principal portion of Borrower's Liabilities represented by loans made by Lender to Borrower against Eligible Finished Goods Inventory pursuant to Paragraph 3.2 hereof, (iii) the value of Eligible Outlet Store Inventory is now and shall at all times hereafter be at least Three Hundred Thirty-Three Percent (333%) of the then principal portion of Borrower's Liabilities represented by loans made by Lender to Borrower against Eligible Outlet Store Inventory pursuant to Paragraph 3.2 hereof, and (iv) the value of Eligible Cap and Tee Shirt Inventory is now and shall at all times hereafter be at least Two Hundred Percent (200%) of the then principal portion of Borrower's Liabilities represented by loans made by Lender to Borrower against Eligible Cap and Tee Shirt Inventory pursuant to Paragraph 3.2 hereof.

                    6.2 Borrower  warrants and  represents to and covenants with
               Lender that (a) Inventory shall only be kept at the locations specified on Exhibit "C" hereto; (b) Borrower, immediately upon demand by Lender therefor, now and from time to time hereafter, shall execute and deliver to Lender Designations of Inventory specifying Borrower's costs of Inventory, Eligible Inventory, Eligible Raw Materials Inventory, Eligible Finished Goods Inventory, Eligible Outlet Store Inventory and Eligible Cap and Tee Shirt Inventory and such other matters and information relating to Inventory and Eligible Inventory as Lender may request; (c) Borrower does now keep and hereafter at all times shall keep correct and accurate records itemizing and describing the kind, type, quality and quantity of Inventory therefor and selling price thereof and the daily withdrawals therefrom and additions available (during Borrower's usual business hours), upon demand, to any of Lender's officers, employees or agents or inspection and copying thereof; (d) all Inventory is now and hereafter at all times shall be good and merchantable quality, free from defects; (c) Inventory is not now and shall not at any time or times hereafter be stored with a bailee, warehouseman or similar party without Lender's prior written consent, and, in such event Borrower will concurrently therewith cause any such bailee, warehouseman or similar party to issue and deliver to Lender, in form and substance acceptable to Lender, warehouse receipts therefor in Lender's name; (f) any of Lender's officers, employees or agents shall have the right, upon demand, now and at any time or times hereafter during Borrower's usual business hours, to inspect and examine Inventory and any other Collateral and to check and test the same as to quality, quantity, value and condition and Borrower agrees to use its best efforts to cause its employees and agents to cooperate with Lender in this regard, and after an Event of Default, to pay to Lender, on demand, all of Lender's costs, fees and expenses in so doing; and (g) all Inventory is now and shall at all times hereafter be subject to a first priority perfected security interest in favor of Lender.

                    6.3 In the event of a breach of any representation, warranty or covenant with respect to the value of Eligible Raw Material Inventory, Eligible Finished Goods Inventory, Eligible Outlet Store Inventory and/or Eligible Cap and Tee Shirt Inventory contained in Paragraph 6.1 above, Borrower shall immediately pay to Lender an amount of monies sufficient to cure the same and/or Lender, in its sole and absolute discretion, may pay to itself, for the account of Borrower, from (i) future loans to be made by Lender to Borrower and/or (ii) monies, reserves and proceeds received or collected by Lender pursuant to Paragraphs 4.5 and/or
               4.9 above, an amount necessary to satisfy (in whole or in part) the foregoing requirement. Notwithstanding Paragraph 9.1 hereof, if Borrower does not timely make such payment or if the monies referred to in clauses (i) and (ii) above are not sufficient therefor, the same shall be deemed an Event of Default by Borrower under this Agreement. Notwithstanding anything in Paragraph 6.1 or this Paragraph 6.3 to the contrary, Lender may, at any time and from time to time in its sole and absolute discretion, suspend or waive Borrower's compliance with the representations, warranties and covenants with respect to the value o Eligible Raw Materials Inventory, Eligible Finished Goods Inventory, Eligible Outlet Store Inventory and/or Eligible Cap and Tee Shirt Inventory contained in Paragraph 6.1 above, without notice to Borrower or any other Obligor; provided, however that no such suspension or waiver shall establish a custom or course of dealing or entitle Borrower to any subsequent suspension or waiver under the same or different circumstances."

               (a) Lender. Lender covenants and agrees that it will:

                         (vii) Not file or join in the filing of any involuntary
Petition of Bankruptcy with respect to Borrower or otherwise initiate or participate in any similar proceedings for the benefit of creditors, including any proceeding for the appointment of a trustee, receiver, conservator, or liquidator of Borrower or any portion of its assets;

                         (viii) Not seek to collect or enforce against  Borrower
by litigation or otherwise payment of the Indebtedness, except as provided for herein;

                         (ix) Except as provided  for  herein,  not  exercise or
enforce any right or remedy against borrower to which Lender would be entitled under the terms of the Loan Documents by reason of any event of default or termination occurring thereunder (which furtherance of exercise of enforcement shall not, however, act as a waiver of Lender's right to enforce any such right or remedy after termination of the Standstill Period);

                         (x) Not seek to attach,  sequester or otherwise proceed
under the Loan Documents against any assets or property of Borrower;

                         (xi)  Continue to make loan advances to Borrower on the
terms and conditions provided in the Loan Agreement up to the maximum amount for Borrower's Liabilities provided for in Section 3 of the Loan Agreement, as amended pursuant to the terms of this Standstill Agreement; and

               (c) Borrower. In consideration for Lender's agreement to forebear in exercising its rights and remedies under the Loan Documents during the Standstill Period, Borrower covenants and agrees:

                         (xii)  Borrower  shall  retain a  consultant  and shall
continue to employ a consultant throughout the term of the Standstill Period and shall permit Lender and its representatives free access to the consultant to discuss the financial condition and business of Borrower;

                         (xiii)  Borrower shall not sell,  transfer or otherwise
dispose of any of its property or assets, other than sales of Inventory for cash or on ordinary account in the ordinary course of Borrower's business, without the prior written consent of Lender.

                         (xiv)  Borrower  shall  devote  its best  efforts in an
honest and good faith attempt to refinance or recapitalize its business.

                         (xv)    Borrower    shall   permit   Lender   and   its
representatives to visit and/or inspect any of the properties, corporate books and financial records of Borrower to audit the accounts receivable and inventory of Borrower and to discuss the affairs, finances and accounts of Borrower with any employees of Borrower and representatives of the consultant retained by Borrower, all at such reasonable times and as often as Lender may reasonably request;

                         (xvi) Borrower shall continue to provide to Lender with
all financial statements, reports and documents as required under the Loan Documents; and

                         (xvii)  Borrower  shall  comply with and fulfill all of
the additional covenants and other terms and conditions set forth in this Agreement.

                         (xviii)  Borrower  covenants  and  agrees  that  (a) by
September 10, 1997, it will cause Big Smith Global Limited ("BSGL") to fully guaranty Borrower's payment of the Indebtedness and to grant to Lender a first priority security interest in and to all of BSGL's right, title and interest in and to those certain royalty payments due and owing to BSGL by Big Yellow Corporation Limited ("Big Yellow") and the proceeds of the lawsuit filed by BSGL to recover such royalty payments, and (b) it will cause BSGL to pay to Lender any sums received from Big Yellow on account of such royalty payments.

               2. Standstill Period.

                    (a) The Standstill Period shall commence upon the execution of this Agreement and shall terminate at 5:00 p.m. (St. Louis time) on December 5, 1997.

                    (b) Notwithstanding the foregoing, the Standstill Period shall terminate earlier upon the occurrence of any of the following events of termination:

                         (i)  The  filing  against  Borrower  of an  involuntary
petition for relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other applicable federal, state or foreign bankruptcy law or other similar law, or the appointment of a receiver, liquidator, assignee, trustee, custodian, sequestrator, conservator or other similar official of Borrower, or of any substantial part of the property of Borrower, or a petition requesting the winding up of or liquidation of the affairs of Borrower;

                         (ii) The filing by  Borrower of a petition or answer or
consent seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other applicable federal, state or foreign bankruptcy law or other similar law, or the consent by Borrower to the institution of proceedings thereunder or to the filing of any such petition or the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator, conservator or other similar official of Borrower, or of any substantial portion of the property of Borrower;

                         (iii)  The  breach  or  violation  by  Borrower  of any
covenant or provision of this Agreement;

                         (iv) If, at any time during the  Standstill  Agreement,
there are additional amounts outstanding under the Loan Agreement in excess of the amounts available under Sections 3.1 and 3.2 of the Loan Agreement and Paragraph 3 of this Agreement.

                         (v) Any further  deterioration of Borrower's  financial
condition, which, as determined by Lender, has a material adverse affect on Borrower's financial position or operations, the collateral or Borrower's ability to repay all of the Indebtedness to Lender; or

                         (vi)   The   payment   by   Borrower   of  all  of  the
Indebtedness, including, without limitation, all principal borrowers from Lender under the Loan Agreement, this Agreement or otherwise, all interest accrued thereon and any and all costs of liquidation and attorney's fees incurred by or advanced by Lender.

               3. Overadvance Reduction.

                    (a) Borrower and Lender agree that as of the close of business on August 21, 1997, there was $1,230,728.11 outstanding under the Loan Agreement in excess of the amounts available under Sections 3.1 and 3.2 of the Loan Agreement (i.e. a $1,230,728.11 overadvance) (the "Overadvance"). Notwithstanding any prior course of dealing or anything contained in the Loan Agreement or this Agreement to the contrary, the Overadvance shall not exceed the following amounts during the following periods:

           Week Beginning                    Maximum Amount of Overadvance
           --------------                    -----------------------------

         August 25, 1997                            $1,400,000
         September 1, 1997                          $1,500,000
         September 8, 1997                          $1,400,000
         September 15, 1997                         $1,400,000
         September 22, 1997                         $1,300,000
         September 29, 1997                         $1,200,000

          October 6, 1997                             $1,100,000
          October 13, 1997                            $1,000,000
          October 20, 1997                            $  900,000
          October 27, 1997                            $  900,000
          November 3, 1997                            $  900,000
          November 10, 1997                           $  500,000
          November 17, 1997                           $  500,000
          November 24, 1997                           $  500,000
          December 1, 1997 and thereafter             $        0

                    (b) In addition to the Overadvance reductions set forth in subparagraph (a), the Overadvance shall be permanently reduced by the amount of
(i) any payments received by Borrower from KPR International, or (ii) any payments received by BSGL from Big Yellow, which payments shall be immediately paid to Lender.

                    (c) If, at any time, additional amounts are outstanding under the Loan Agreement in excess of the amounts allowed under this Paragraph and Sections 3.1 and 3.2 of the Loan Agreement, Borrower shall be considered to be in default of the Loan Agreement and this Agreement.

               4. Default Interest. From July 1, 1997 through the Standstill Period, Borrower's Liabilities under the Loan Agreement and the Term Note shall bear interest at a "default rate" of three percent (3%) over and above the Prime Rate.

               5. Release. Borrower hereby agrees to release, waive and acquit Lender and any participant with Lender in the loans outstanding hereunder and under the Loan Documents, together with their subsidiaries and affiliates, their officers, directors, agents, employees, and servants, their successors and assigns, and the insurers and underwriters of any of them from any and all claims which Borrower has or may have asserted against Lender or any participant with Lender under any of the Loan Documents or otherwise, whether such claims resulted from alleged defaults, nonperformance, negligent performance or otherwise.

               6. Fees. Borrower shall pay to Lender an overadvance fee of $150.00 per day for each and every day that there are amounts outstanding under the Loan Agreement in excess of the amounts available under Sections 3.1 and 3.2 of the Loan Agreement (i.e. an "Overadvance").

               7. Additional Covenants.

                    (a) Except as expressly provided for herein to the contrary and except for Borrower's existing defaults which are acknowledged herein and preserved hereby, Borrower covenants and agrees to continue to perform in accordance with all of the terms, conditions, provisions, covenants, agreements, representations and warranties made in the Loan Documents, and Borrower hereby expressly ratifies and confirms the same.

                    (b) Borrower shall notify Lender in writing of any default hereunder or any other event causing the Standstill Period to terminate, such notice to be delivered to Lender within twenty-four hours of Borrower or any employee, officer, agent or affiliate of Borrower, having received such knowledge or notice.

               8. Representations and Warranties.

                    (a) Borrower hereby represents and warrants to Lender that it has the legal power and ability to enter into and perform this Agreement, that all corporate actions required of Borrower in connection with the authorization, execution, delivery and performance of this Agreement have been duly taken, and that when executed and delivered by Borrower, this Agreement shall constitute the valid and binding obligation of Borrower.

                    (b) Borrower hereby expressly acknowledges its failure to comply with various of the covenants contained in the Loan Agreement, and that such failure was and continues to be an Event of Default as defined in the Loan Agreement; and Borrower further hereby expressly acknowledges Lender's right to take any and all actions and other remedies set forth in the Loan Documents and as otherwise provided for by law immediately upon the termination of the Standstill Period.

               9. Miscellaneous.

                    (a) Notwithstanding any other provisions hereof, all of the Indebtedness is presently due and will continue to be due and payable in full until paid.

                    (b) Notwithstanding anything herein to the contrary, nothing herein shall be construed as requiring Lender to extend the term of this Agreement beyond the period set forth in Section 2 hereof.

                    (c) Any payments or repayments shall be applied by Lender to the loans outstanding hereunder and/or under the Loan Agreement in such order and in such amounts as Lender shall determine in its sole and absolute discretion.

                    (d) Borrower hereby agrees to pay all reasonable fees and expenses, including without limitation, reasonable attorneys fees incurred by Lender or any participant with Lender in the negotiation, preparation, execution and enforcement of this Agreement.

                    (e) This Agreement may not be modified in any manner except by written agreement signed by all parties hereto.

                    (f) No course of dealings heretofore or hereafter between Borrower and Lender or any failure or delay on the part of Lender in exercising any rights or remedies under the Loan Agreement or this Agreement or existing by law shall operate as a waiver of any right or remedy of Lender with respect to Borrower's obligations under the Loan Documents, and no single or partial exercise of any right or remedy hereunder shall operate as a waiver or preclusion to the exercise of any other rights or remedies Lender may have under the Loan Documents.

                    (g) Notwithstanding anything herein to the contrary, nothing herein shall be construed as a limitation or restriction against Lender's enforcement of its rights in any proceeding described in Subsection 2(b) of this Agreement.

                    (h) Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision and the remaining provisions of this Agreement.

                    (i) Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Loan Agreement.

                    (j) This Agreement shall be governed by and construed in accordance with the laws of the State of Missouri applicable to contracts made and to be wholly performed within such State.

                    (k) Notices required hereunder may be sent Certified Mail, Return Receipt Requested, or hand delivered to the addresses shown below and shall be effective upon delivery:

                If to Borrower:

                          Big Smith Brands, Inc.
                          7300 West Camino Real
                          Suite 109
                          Boca Raton, Florida 33433
                          Attention:  Peter Lebowitz

                If to Lender:

                          Mercantile Business Credit, Inc.
                          100 S. Brentwood, Suite 500
                          St. Louis, Missouri 63105
                          Attention:  Paul J. Piechowski

                10. ORAL AGREEMENTS OR COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FOREBEAR FROM ENFORCING REPAYMENT OF A DEBT, INCLUDING PROMISES TO EXTEND OR RENEW SUCH DEBT, ARE NOT ENFORCEABLE. TO PROTECT BORROWER AND LENDER FROM ANY MISUNDERSTANDING OR DISAPPOINTMENT, ANY AGREEMENTS REACHED BY BORROWER AND LENDER COVERING SUCH MATTERS ARE CONTAINED IN THIS AGREEMENT AND THE LOAN DOCUMENTS, WHICH TOGETHER CONSTITUTE A

COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENTS BETWEEN BORROWER AND LENDER EXCEPT AS BORROWER AND LENDER MAY LATER AGREE IN WRITING TO MODIFY. THIS AGREEMENT AND THE LOAN DOCUMENTS EMBODY THE ENTIRE AGREEMENT AND UNDERSTANDING BETWEEN THE PARTIES HERETO AND SUPERSEDE ALL PRIOR AGREEMENTS AND UNDERSTANDINGS (ORAL OR WRITTEN) RELATING TO THE SUBJECT MATTER HEREOF.

                IN  WITNESS  WHEREOF,   the  Parties  hereto  have  caused  this
Agreement to be duly executed as of August 22, 1997.


                                            MERCANTILE BUSINESS CREDIT, INC.



                                            By:
                                               ----------------------------
                                            Title:
                                                  -------------------------


                                            BIG SMITH BRANDS, INC.



                                            By:
                                               ----------------------------
                                            Title:
                                                  -------------------------